Exhibit 10.6

CABELA’S INCORPORATED

1997 STOCK OPTION PLAN

1.	PURPOSE

The Plan is intended to expand and improve the profitability and prosperity of Cabela’s Incorporated (the “Company”) by permitting the Company to grant to its executive officers, key employees and directors Options to purchase shares of the Company’s Common Stock. These awards are intended to provide additional incentive to such personnel by offering them a greater stake in the Company’s continued success. The Plan also is intended as a means of reinforcing the commonality of interest between the Company’s stockholders and its directors, executive officers and other key employees, and as an aid in attracting and retaining directors and key employees of outstanding abilities and specialized skills.

2.	DEFINITIONS

For Plan purposes, except where the context otherwise indicates, the following terms shall have the meanings which follow:

(a) “Adjourned Date” shall have the meaning set forth in Paragraph 6(d).

(b) “Agreement” shall mean a written agreement (including any amendment or supplement thereto) between the Company and a Participant which specifies the terms and conditions of an Award granted to such Participant.

(c) “Award” shall mean a Stock Option granted to a Participant.

(d) “Beneficiary” shall mean the person or persons who shall receive, if the Participant dies, any Option exercise rights.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Change in Control” shall mean the occurrence of any of the following events:

(i) the acquisition (other than from the Company) by any person, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”) but excluding for this purpose the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries which acquires “beneficial ownership” (within the meaning of Rule 13(d)(3) promulgated under the Exchange Act) of voting securities of the Company) of more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors than the outstanding shares or combined voting power owned or controlled by Richard Cabela and James Cabela, their spouses, their lineal descendants and trusts established for the benefit of any of said parties, collectively; or

(ii) approval by the stockholders of the Company of either a reorganization, or merger, or consolidation, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated entity’s then outstanding voting securities, or a liquidation or dissolution of the Company, or the sale of all or substantially all the assets of the Company; or

(iii) any other event or series of events which is determined by a majority of the Board to constitute a Change in Control for the purposes of the Plan.

(g) “Change in Control Price” shall mean the highest price per share paid or offered in any bona fide transaction related to a Change in Control, as determined by the Committee.

(h) “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

(i) “Committee” shall mean the Stock Option Committee, or such other Committee of the Board, which shall be designated by the Board to administer the Plan. The Committee shall be composed of two or more persons as from time to time are appointed to serve by the Board. Each member of the Committee, while serving as such, shall also be a member of the Board.

(j) “Common Stock” shall mean the common stock of the Company having a par value of $0.01 per share.

(k) “Company” shall mean Cabela’s Incorporated, a Nebraska Company.

(l) “Employee” shall mean any person who is employed on a full time basis by the Company or any Subsidiary of the Company (including corporations made Subsidiaries after the date of the Plan), including a person who is also a member of the Board, and who is compensated, at least in part, on a regular salary basis.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Exercise Price” shall mean the price for which a Participant may exercise his or her Stock Option to purchase a stated number of shares of Common Stock, established pursuant to Paragraph 6(a) of the Plan.

(o) “Fair Market Value” shall mean the then applicable per share fair market value of the Common Stock determined as follows:

(i) Except in the case of where subpart (ii) below is applicable, Fair Market value shall be the price at which one could reasonably expect the Common Stock to be sold in an arm’s length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with Company. Such Fair Market Value shall be that which has currently or most recently been determined for this purpose by the Board, or at the discretion of the Board by an independent appraiser or appraisers selected by the Board, in either case giving due consideration to recent transactions involving shares of Common Stock, if any, the Company’s net worth, prospective earning power and dividend-paying capacity, the goodwill of the Company’s business, the Company’s industry position and its management, that industry’s economic outlook, the values of securities of issuers who stock is publicly traded and which are engaged in similar businesses, the effect of transfer restrictions to which the Common Stock may be subject under law and under the applicable terms of any contract governing the Common Stock, the absence of a public market for the Common Stock and such other matters as the Board or its appraiser or appraisers deem pertinent. The determination by the Board or its appraiser or appraisers of the Fair Market Value shall, if not unreasonable, be conclusive and binding notwithstanding the possibility that other persons might make a different, and also reasonable, determination. In the event that Company obtains an independent appraisal of its Common Stock in connection with the Cabela’s Incorporated Employee Stock Ownership Plan (the “ESOP”), such annual appraisal shall be used for the purposes hereof during the one-year period after the effective date of such appraisal unless during such one-year period an interim appraisal has been obtained in connection with the ESOP in which case such interim appraisal shall be used for the balance of such one-year period.

(ii) If the Common Stock becomes listed on a domestic securities exchange or quoted in NASDAQ or the domestic over-the-counter market, the Fair Market Value shall be the average of the closing prices of the sales of Common Stock on all United States securities exchanges on which the Common Stock may at the time be listed or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asking prices on all such exchanges at the end of such date or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m. New York time on such date, or, if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization, in each such case averaged over a period of twenty-one (21) says consisting of the day as of which “Fair Market Value” is being determined and the twenty (20) consecutive business days prior to such date.

(p) “Incentive Stock Option” shall mean a Stock Option which is intended to meet and comply with the terms and conditions for an “incentive stock option” as set forth in Section 422 of the Code.

(q) “Non-Employee Director” shall mean a member of the Board who is not an employee of the Company or any Subsidiary.

(r) “Nonqualified Stock Option” shall mean a Stock Option which is not intended to meet and comply and does not meet and comply with the requirements of Section 422 of the Code.

(s) “Notice of Exercise” shall mean written notice of exercise of an option, or a portion thereof, delivered to the Company at its principal office by registered or certified mail, stating the number of shares of Common Stock with respect to which the option is being exercised and specifying a date, not less than five nor more than fifteen days after the date of such notice, on which the shares will be taken and payment made therefor.

(t) “Participant” shall mean a Non-Employee Director or Employee who is granted an Award under the Plan.

(u) “Plan” shall mean the Cabela’s Incorporated 1997 Stock Option Plan as set forth herein and as amended from time to time.

(v) “Stock Option” or “Option” shall mean a right, including an Incentive Stock Option and a Nonqualified Stock Option, to purchase a stated number of shares of Common Stock subject to such terms and conditions as are set forth in an Agreement and the Plan. Also included in this definition are any other forms of tax “qualified” stock options which may be incorporated and defined in the Code as it may from time to time be amended.

(w) “Subsidiary Company” or “Subsidiary” shall mean any corporation which is a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

3.	ADMINISTRATION

(a) The Committee shall administer the Plan and, accordingly, it shall have full power to grant Awards, construe and interpret the Plan, establish rules and regulations and perform all other acts it believes reasonable and proper, including the authority to delegate responsibilities to others to assist in administering the Plan. At the direction of the Committee, the Secretary shall forthwith send notice of Award to each Participant receiving an Award, in such form as the Committee shall approve, stating the number of shares of Common Stock which are the subject of such Award and the Exercise Price. Attached to such notice shall be a copy of the Plan and an Agreement.

(b) The determination of those Employees eligible to receive Awards, and the amount, type and timing of each Award shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

4.	COMMON STOCK LIMITS

The total number of shares of Common Stock which may be issued on exercise of Stock Options shall not exceed 1,200,000 shares, subject to adjustment in accordance with Paragraph 9 of the Plan. Shares issued under the Plan may be, in whole or in part, as determined by the Committee, authorized but unissued or reacquired shares of Common Stock. If any Option granted under the Plan shall expire or terminate without having been exercised, the shares subject to such Option shall again be available for use under the Plan.

5.	ELIGIBILITY FOR PARTICIPATION

(a) Consistent with Plan objectives, eligibility to become a Participant in the Plan and receive Awards shall be limited to Non-Employee Directors and key Employees.

(b) No Incentive Stock Option shall be granted to an Employee ineligible at the time to receive such an Option because of owning more than ten percent (10%) of the Common Stock in accordance with the provisions of Section 422(b)(6) of the Code, unless the Option meets the requirements of Section 422(c)(5).

6.	STOCK OPTIONS — TERMS AND CONDITIONS

All Stock Options granted under the Plan shall be evidenced by Agreements which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the following provisions:

(a) Exercise Price: The Exercise Price per share shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of Award.

(b) Period: The Committee shall establish the term of any Option awarded under the Plan; provided, however, that an Option shall expire no later than ten (10) years from the date of Award.

(c) Time of Exercise: Subject to the provisions of Paragraph 10 below, the Committee may establish installment exercise terms in Awards to Participants pursuant to which Options will become exercisable immediately upon date of grant or in up to ten (10) annual installments. The Committee, in its discretion, may impose further restrictions on the exercisability of the Options not inconsistent with the provisions of the Plan and the Code.

(d) Exercise: An Option, or portion thereof, shall be exercised by delivery of a written Notice of Exercise to the Company and payment of the full price of the shares being exercised. Payment may be made: (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company, or (ii) through the delivery of shares of Common Stock which have been held by a Participant for at least six months with a Fair Market Value equal to the Option Price, or (iii) by a combination of both (i) and (ii) above. The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate. A Participant shall not have any of the rights or privileges of a holder of Common Stock until such time as shares of Common Stock are issued or transferred to the Participant. On the date specified in the Notice of Exercise, or an Adjourned Date, the Company shall deliver or cause to be delivered to the Participant exercising such Option a certificate(s) for the number of shares of Common Stock with respect to which the Option is being exercised, against payment therefor. Delivery of such certificate(s) may be made at the principal office of the Company or at the office of a transfer agent appointed by the Company. In the event of a failure to take up and pay for the number of shares of Common Stock specified in the Notice of Exercise on the date specified therein, or an Adjourned Date, the Option shall become inoperative as to such number of shares, but shall continue with respect to any remaining shares covered by the Option, if such Option remains exercisable. If any law or regulation of the Securities and Exchange Commission or of any other relevant body having jurisdiction, shall require the Company or the Participant to take any action in connection with the exercise of any Option, then the date specified in the Notice of Exercise for delivery of the certificate(s) shall be adjourned until the completion of the necessary action (“Adjourned Date”).

(e) Special Rules for Incentive Stock Options: Notwithstanding any other provision of the Plan, in the case of any Incentive Stock Option granted under the Plan, the following provisions will apply:

(i) To the extent the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant under the Plan or any other plan of the Company or any Subsidiary or any corporation which is a parent corporation (as defined in Section 424(e) of the Code) of the Company, in any calendar year, exceeds $100,000 (or such other individual employee maximum as may be in effect from time to time under the Code at the time the Incentive Stock Option is awarded) such options shall be deemed to be Nonqualified Stock Options.

(ii) Any Participant who disposes of shares of Common Stock acquired on the exercise of an Incentive Stock Option by sale or exchange either (A) within two years after the date of the grant of the Option under which the stock was acquired or (B) within one year after the acquisition of such shares shall notify the Company of such disposition and of the amount realized upon such disposition.

(f) Special Rules for Grants to Non-Employee Directors: Notwithstanding any other provision of the Plan, all Options granted to Non-Employee Directors shall be Nonqualified Stock Options.

(g) Proceeds on Exercise: The proceeds of the sale of the Common Stock subject to Options are to be added to the general funds of the Company and used for its corporate purposes.

(h) Stock Restriction Agreement: At the option of the Committee, Options may be granted subject to a requirement that all Common Stock issued to a Participant upon exercise of such Options shall be subject to the terms of a Stock Restriction Agreement between the Company and the Participant containing restrictions against transfer and provisions for a mandatory purchase and sale of the Common Stock held by the Participant in the event that the Participant is no longer employed by the Company or no longer serves as a Director of the Company. The purchase price under such mandatory purchase and sale shall be the Fair Market Value of the Common Stock as of the time of termination of employment or directorship. Such Stock Restriction Agreement shall terminate upon events prescribed by the Committee which shall include consummation of an initial public offering of the Common Stock.

(i) Confidentiality and Noncompetition Agreements: At the option of the Committee, Options may be granted subject to a requirement that the Participant shall have entered into a Confidentiality and Noncompetition Agreement with Company in form and substance deemed appropriate by the Committee.

7.	TERMINATION OF EMPLOYMENT

(a) In the event a Participant (other than a Non-Employee Director) shall cease to be employed by the Company or any Subsidiary while he is holding one or more Options, each outstanding Option, or any portion thereof, which is exercisable on the date of such termination shall expire at the earlier of the expiration of its term or the following:

(i) three months after termination for any reason other than death or permanent disability;

(ii) one year after termination due to disability within the meaning of Section 22(e)(3) of the Code as determined by the Committee; or

(iii) one year after the Participant’s death.

In the event the Participant dies within the period set forth in clause (i) above, while any portion of the Option remains exercisable, the Committee in its discretion may provide for an extension of the exercise period of up to one year after the Participant’s death but not beyond the expiration of the term of the Option.

(b) For the purposes of this Section, it shall not be considered a termination of employment when a Participant is placed by the Company or any Subsidiary on a military or sick leave or such other type of leave of absence which is considered as continuing intact the employment relationship of the Participant under applicable provisions of the Code. In the case of such leave of absence the employment relationship shall be continued until the later of the date when such leave equals ninety (90) days or the date when the Participant’s right to reemployment with the Company or such Subsidiary shall no longer be guaranteed either by statute or contract.

Unless otherwise determined by the Committee, any portion of an Option held by a Participant (other than a Non-Employee Director) that is not exercisable on the date such Participant’s employment terminates shall expire as of such termination date.

8.	TERMINATION OF SERVICE AS DIRECTOR

(a) In the event a Director shall cease to serve as a Director of the Company while he or she is holding one or more Options, each outstanding Option which is exercisable as of the date of such termination shall expire at the earlier of the expiration of its term or the following:

(i) one year after termination of service due to retirement under a mandatory retirement policy of the Board as may be in effect on the date of such termination of service;

(ii) one year after termination of service due to disability within the meaning of Section 22(e)(3) of the Code;

(iii) one year after termination of service due to the Director’s death; or

(iv) three months after the date service terminates for any other reason.

(b) Any Options which have not become exercisable as of the date a Director ceases to serve as a Director of the Company shall terminate as of such date.

9.	ADJUSTMENTS

In the event that the Company shall effect a stock dividend, stock split or other subdivision, recapitalization, reorganization, merger, consolidation or change in the shares of Common Stock, spin-off or other similar event which affects the Common Stock, then, subject to the provisions of Paragraph 10 hereof, the Committee shall make such adjustment in the number or kind of shares which may be awarded under the Plan or in the number or kind of shares covered by any outstanding Options, and/or in such Option’s Exercise Price, as shall equitably be required to maintain rights of Participants under Options held by them.

10.	CHANGE IN CONTROL

(a) Vesting and Payment: Subject to the provisions of Paragraph 10(b) below, in the event of a Change in Control, each Option (including an Option held by a Non-Employee Director) whether or not currently exercisable shall be deemed to have been exercised and the Common Stock immediately resold to the Company at the Change in Control Price with the result that the Option shall be canceled and Company shall make cash payments to the Participants in an amount equal to the excess of the Change in Control Price over the Exercise Price for each such Option.

(b) Alternative Awards: Notwithstanding Paragraph 10(a), no cancellation and cash settlement shall occur with respect to any Award or class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or class of Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”) by a Participant’s employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

(i) be based on stock which is traded on an established securities market, or which will be so traded within 60 days following the Change in Control;

(ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Award;

(iii) have substantially equivalent economic value to such Award(determined by the Committee as constituted immediately prior to the Change in Control, in its sole discretion, promptly after a Change in Control); and

(iv) have terms and conditions which provide that following a Change in Control, any conditions on a Participant’s rights under, or any restrictions or conditions on transfer or exercisability applicable to each such Award, shall be waived or lapse as the case may be.

11.	AMENDMENT AND TERMINATION OF PLAN

(a) The Board, without further approval of the Stockholders, may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interests of the Company; provided, however, that no such amendment shall be made, without approval of the Stockholders, which would:

(i) materially modify the eligibility requirements for Participants;

(ii) increase the total number of shares of Common Stock which may be issued pursuant to Stock Options, except as provided for in Paragraph 9 of the Plan;

(iii) decrease the minimum Exercise Price per share, except as permitted under Paragraph 9;

(iv) extend the period for granting Stock Options;

(v) extend the termination date of the Plan; or

(vi) otherwise materially increase the benefits accruing to Participants under the Plan.

(b) No amendment may be made to any provision of the Plan relating to Options granted to or held by Non-Employee Directors within six months of the last date on which any such provision was amended, other than to comport with changes in the Code or rules thereunder.

(c) No amendment, suspension or termination of this Plan shall, without the Participant’s consent, alter or impair any of the rights or obligations under any Award theretofore granted to her or him under the Plan.

(d) The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Stock Options meeting the requirements of the Code and any future amendments or issued regulations, if any, to the Code.

12.	UNFUNDED PLAN

The Plan, insofar as it provides for payments, shall be unfunded and the Company shall not be required to segregate any assets which may at any time be subject to Awards under the Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations which may be created by Agreements reflecting grants or Awards under this Plan.

13.	MISCELLANEOUS PROVISIONS

(a) Rights to Continued Employment: No person shall have any claim or right to be granted an Award under the Plan, and the grant of an Award under the Plan shall not be construed as giving any Participant the right to be retained in the employ of the Company or any Subsidiary of the Company and the Company expressly reserves the right at any time to dismiss a Participant with or without cause, free from any liability, or any claim under the Plan, except as provided herein or in an Agreement.

(b) Rights to Serve as a Director: This Plan shall not impose any obligation on the Company to retain any individual as a Non-Employee Director nor shall it impose any obligation on the part of any Non-Employee Director to remain as a director of the Company, provided that each Non-Employee Director by accepting each award under the Plan shall represent to the Company that it is his or her good faith intention to continue to serve as a director of the Company until its next annual meeting of stockholders and that he or she agrees to do so unless a change in circumstances arises.

(c) No Obligation to Exercise Option: The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

(d) Who Shall Exercise: During a Participant’s lifetime, Options may be exercised only by the Participant except as provided by the Plan or as otherwise specified by the Committee in the case of Options which are not Incentive Stock Options.

(e) Non-Transferability: Except by will or the laws of descent and distribution, no right or interest of any Participant in the Plan or in any Award shall be assignable or transferable and no right or interest of any Participant shall be liable for, or subject to, any lien, obligation or liability of such Participant.

(f) Withholding Taxes: With respect to Nonqualified Stock Options, the Company may require a payment to cover applicable withholding for income and employment taxes in the event of the exercise of a Stock Option. At any time when a Participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of a Stock Option, the Participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be equal to the Fair Market Value of the Common Stock, as determined on the date that the amount of tax to be withheld shall be determined (the “Tax Date”). Each Election must be made prior to the Tax Date pursuant to such rules as the Committee shall establish. The Committee may disapprove of any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.

(g) Plan Expenses: Any expenses of administering this Plan shall be borne by the Company.

(h) Legal Considerations: The granting of Stock Options under the Plan and the obligation of the Company to issue, or transfer and deliver shares for Stock Options exercised under the Plan shall be subject to all applicable laws, regulations, rules and orders which shall then be in effect. The Company shall not be required to issue shares of Common Stock under the Plan until all applicable legal, listing or registration requirements, as determined by legal counsel, have been satisfied, including, if necessary, appropriate written representations from Participants.

(i) Plans: Nothing contained herein shall prevent the Company from establishing other incentive and benefit plans in which Participants in the Plan may also participate.

(j) No Warranty of Tax Effect: Except as may be contained in any Agreement, no opinion shall be deemed to be expressed or warranties made as to the effect for foreign, federal, state or local tax purposes of any Awards.

(k) Construction of Plan: The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of Nebraska.

14.	STOCKHOLDER APPROVAL AND EFFECTIVE DATES

This Plan shall become operative and in effect on such date as it shall be approved by the stockholders of the Company. No Option shall be granted hereunder after the expiration of ten years following the date of approval of the Plan by the Stockholders.

Adopted and Approved by Stockholders of Cabela’s Incorporated on January 24, 1997.

CABELA’S INCORPORATED

By:	/s/ James W. Cabela

President